UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 12, 2008
GENERAL MILLS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440

(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

Number One General Mills Boulevard
Minneapolis, Minnesota	55426
(Mail: P.O. Box 1113)	(Mail: 55440)

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (763) 764-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Underwriting Agreement
Officer's Certificate and Authentication Order
Opinion of Janice L. Marturano, Esq.

Item 8.01 Other Events.
On March 12, 2008, General Mills, Inc. (the “Company”) agreed to sell $750,000,000 aggregate principal amount of its 5.200% Notes due 2015 (the “Notes”) pursuant to an Underwriting Agreement, dated March 12, 2008 (the “Underwriting Agreement”), among the Company, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated. The Notes will be issued pursuant to that certain Indenture, dated as of February 1, 1996 (the “Indenture”), between the Company and U.S. Bank National Association (formerly known as First Trust of Illinois, National Association), as Trustee, and the Officers’ Certificate and Authentication Order, dated March 17, 2008 (the “Officers’ Certificate”), pursuant to Sections 201, 301 and 303 of the Indenture. The offer and sale of the Notes have been registered under the Securities Act of 1933, as amended, by Registration Statements on Form S-3 (Nos. 333-116779 and 333-75808). The sale of the Notes is expected to close on March 17, 2008.
The purpose of this Current Report is to file with the Securities and Exchange Commission the Underwriting Agreement, the Officers’ Certificate and the opinion of Janice L. Marturano with respect to the validity of the Notes.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
1.1	Underwriting Agreement, dated March 12, 2008, among the Company, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

4.1	Officers’ Certificate and Authentication Order, dated March 17, 2008, for the 5.200% Notes due 2015 (which includes the form of Note) issued pursuant to the Indenture.

5.1	Opinion of Janice L. Marturano, Esq.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 17, 2008

GENERAL MILLS, INC.

By:	/s/ Donal L. Mulligan

Name: Donal L. Mulligan
Title: Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated March 12, 2008, among the Company, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

4.1	Officers’ Certificate and Authentication Order, dated March 17, 2008, for the 5.200% Notes due 2015 (which includes the form of Note) issued pursuant to the Indenture.

5.1	Opinion of Janice L. Marturano, Esq.